Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Signet Jewelers Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-159987, 333-153435, 333-09634, 333-134192, 333-12304, 333-153422 and 333-08964) on Form S-8 of Signet Jewelers Limited and subsidiaries of our report dated March 27, 2014, with respect to the consolidated balance sheets of Signet Jewelers Limited and subsidiaries as of February 1, 2014 and February 2, 2013, and the related consolidated income statements, statements of comprehensive income, statements of cash flows, and statements of shareholders’ equity for the 52 week period ended February 1, 2014, the 53 week period ended February 2, 2013, and the 52 week period ended January 28, 2012, and the effectiveness of internal control over financial reporting as of February 1, 2014, which report appears in the February 1, 2014 annual report on Form 10-K of Signet Jewelers Limited and subsidiaries.

/s/    KPMG LLP

Cleveland, Ohio

March 27, 2014